Exhibit 99.1

Globus Medical Reports Third Quarter 2018 Results

AUDUBON, PA, November 8, 2018: Globus Medical, Inc. (NYSE:GMED), a leading musculoskeletal solutions company, today announced its financial results for the third quarter ended September 30, 2018.

•	Worldwide sales were $169.2 million, an increase of 11.5% as reported

•	Third quarter net income was $35.2 million, an increase of 37.6%

•	Diluted earnings per share (EPS) was $0.35 and non-GAAP diluted EPS was $0.39

•	Non-GAAP diluted EPS increased 29.2% compared to third quarter of 2017

•	Non-GAAP adjusted EBITDA was 34.1% of sales

“The third quarter marks the fourth consecutive quarter of double-digit organic growth for Globus Medical, as our U.S. Spine business continues to take market share, growing by 7.5%; our international revenue increased by 16.8%; and Emerging Technologies contributed $6.3 million", said Dave Demski, CEO. "During the third quarter, we completed the acquisition of Surgimap®, the leading surgical planning software for spine. The addition of Surgimap® will further strengthen Globus Medical’s ExcelsiusGPS® platform by streamlining workflow and enabling superior data analytics. The level of adoption we are seeing by surgeons in accounts with our ExcelsiusGPS® robotic system continues to show positive momentum and the pipeline for potential robotic sales is robust."

Worldwide sales for the third quarter were $169.2 million, an increase of 11.5% over the third quarter of 2017.  Revenue from Emerging Technologies was primarily due to continued demand for our ExcelsiusGPS® robotics and navigation system.

Third quarter sales in the U.S., including robotics, increased by 10.5% compared to the third quarter of 2017. International sales increased by 16.8% over the third quarter of 2017 on an as-reported basis and 18.5% on a constant currency basis.

Third quarter GAAP net income was $35.2 million, an increase of 37.6% over the same period last year. Diluted EPS for the third quarter was $0.35, as compared to $0.26 for the third quarter 2017. Non-GAAP diluted EPS for the third quarter was $0.39, compared to $0.30 in the third quarter of 2017, an increase of 29.2%.

The company generated net cash provided by operating activities of $51.8 million and non-GAAP free cash flow of $36.4 million in the third quarter, and ended the quarter with cash, cash equivalents and marketable securities of $541.6 million. The company remains debt free.

2018 Annual Guidance
The company today issued new guidance for full year 2018 sales of $705 million and non-GAAP diluted earnings per share of $1.62. 2018 guidance was previously sales of $700 million and non-GAAP diluted earnings per share of $1.55.
Conference Call Information
Globus Medical will hold a teleconference to discuss its 2018 third quarter results with the investment community at 4:30 p.m. Eastern Time today. Globus invites all interested parties to join the call by dialing:

1-855-533-7141     United States Participants
1-720-545-0060     International Participants
There is no pass code for the teleconference.

For interested parties who do not wish to ask questions, the teleconference will be webcast live and may be accessed through a link on the Globus Medical website at investors.globusmedical.com.

The call will be archived until Thursday, November 15, 2018. The audio archive can be accessed by calling 1-855-859-2056 in the U.S. or 1-404-537-3406 from outside the U.S. The passcode for the audio replay is 1012-6377.
About Globus Medical, Inc.
Based in Audubon, Pennsylvania, Globus Medical, Inc. was founded in 2003 by an experienced team of professionals with a shared vision to create products that enable surgeons to promote healing in patients with musculoskeletal disorders. Additional information can be accessed at www.globusmedical.com.
Non-GAAP Financial Measures
To supplement our financial statements prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”), management uses certain non-GAAP financial measures.  For example, non-GAAP adjusted EBITDA, which represents net income before interest income, net and other non-operating expenses, provision for income taxes, depreciation and amortization, stock-based compensation, provisions for litigation, and acquisition related costs/licensing, and net gain from the sale of assets, is useful as an additional measure of operating performance, and particularly as a measure of comparative operating performance from period to period, as it is reflective of changes in pricing decisions, cost controls and other factors that affect operating performance, and it removes the effect of our capital structure, asset base, income taxes and interest income and expense.  Our management also uses non-GAAP adjusted EBITDA for planning purposes, including the preparation of our annual operating budget and financial projections.  Provision for litigation represents costs incurred for litigation settlements or unfavorable verdicts when the loss is known or considered probable and the amount can be reasonably estimated, or in the case of a favorable settlement, when income is realized.  Acquisition related costs/licensing represents the change in fair value of business acquisition related contingent consideration; costs related to integrating recently acquired businesses including but not limited to costs to exit or convert contractual obligations, severance, and information system conversion; and specific costs related to the consummation of the acquisition process such as banker fees, legal fees, and other acquisition related professional fees, as well as one-time licensing fees. Net gain from sale of assets represents the gain on sale of assets and the offsetting impact of costs incurred through the sale.
In addition, for the period ended September 30, 2018 and for other comparative periods, we are presenting non-GAAP net income and non-GAAP diluted earnings per share, which represents net income and diluted earnings per share excluding the provision for litigation, amortization of intangibles, acquisition related costs/licensing, net gain from the sale of assets and the tax effects of such adjustments.  We believe these non-GAAP measures are also useful indicators of our operating performance, and particularly as additional measures of comparative operating performance from period to period as they remove the effects of litigation, amortization of intangibles, acquisition related costs/licensing, net gain from the sale of assets and the tax effects of such adjustments, which we believe are not reflective of underlying business trends.  Additionally, for the periods ended September 30, 2018 and for other comparative periods, we also define the non-GAAP measure of free cash flow as the net cash provided by operating activities, adjusted for the impact of restricted cash, less the cash impact of purchases of property and equipment.  We believe that this financial measure provides meaningful information for evaluating our overall financial performance for comparative periods as it facilitates an assessment of funds available to satisfy current and future obligations and fund acquisitions.  Furthermore, the non-GAAP measure of constant currency sales growth is calculated by translating current year sales at the same average exchange rates in effect during the applicable prior year period.  We believe constant currency sales growth provides insight to the comparative increase or decrease in period sales, in dollar and percentage terms, excluding the effects of fluctuations in foreign currency exchange rates.

Non-GAAP adjusted EBITDA, non-GAAP net income, non-GAAP diluted earnings per share, free cash flow and constant currency sales growth are not calculated in conformity with U.S. GAAP.  Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial measures prepared in accordance with U.S. GAAP.  These measures do not include certain expenses that may be necessary to evaluate our liquidity or operating results.  Our definitions of non-GAAP adjusted EBITDA, non-GAAP net income, non-GAAP diluted earnings per share, free cash flow and constant currency sales growth may differ from that of other companies and therefore may not be comparable.  Additionally, we have recast prior periods for non-GAAP net income and non-GAAP diluted earnings per share.
Safe Harbor Statements
All statements included in this press release other than statements of historical fact are forward-looking statements and may be identified by their use of words such as “believe,” “may,” “might,” “could,” “will,” “aim,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plan” and other similar terms.  These forward-looking statements are based on our current assumptions, expectations and estimates of future events and trends.  Forward-looking statements are only predictions and are subject to many risks, uncertainties and other factors that may affect our businesses and operations and could cause actual results to differ materially from those predicted.  These risks and uncertainties include, but are not limited to, factors affecting our quarterly results, our ability to manage our growth, our ability to sustain our profitability, demand for our products, our ability to compete successfully (including without limitation our ability to convince surgeons to use our products and our ability to attract and retain sales and other personnel), our ability to rapidly develop and introduce new products, our ability to develop and execute on successful business strategies, our ability to successfully integrate the international operations acquired from Alphatec, both in general and on our anticipated timeline, our ability to transition Alphatec’s international customers to Globus products, our ability to realize the expected benefits to our results from the Alphatec acquisition, our ability to comply with laws and regulations that are or may become applicable to our businesses, our ability to safeguard our intellectual property, our success in defending legal proceedings brought against us, trends in the medical device industry, general economic conditions, and other risks.  For a discussion of these and other risks, uncertainties and other factors that could affect our results, you should refer to the disclosure contained in our most recent annual report on Form 10-K filed with the Securities and Exchange Commission, including the sections labeled “Risk Factors” and “Cautionary Note Concerning Forward-Looking Statements,” and in our Forms 10-Q, Forms 8-K and other filings with the Securities and Exchange Commission.  These documents are available at www.sec.gov.  Moreover, we operate in an evolving environment.  New risk factors and uncertainties emerge from time to time and it is not possible for us to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.  Given these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements.  Forward-looking statements contained in this press release speak only as of the date of this press release.  We undertake no obligation to update any forward-looking statements as a result of new information, events or circumstances or other factors arising or coming to our attention after the date hereof.

GLOBUS MEDICAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited)

	Three Months Ended		Nine Months Ended
(In thousands, except per share amounts)	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Sales	$169,236	$151,744	$517,031	$459,943
Cost of goods sold	37,849	36,798	113,456	109,597
Gross profit	131,387	114,946	403,575	350,346

Operating expenses:
Research and development	15,527	10,887	41,738	32,266
Selling, general and administrative	75,131	63,362	227,949	194,859
Provision for litigation	—	2,537	—	2,780
Amortization of intangibles	2,160	2,080	6,525	5,671
Acquisition related costs	268	285	1,289	1,290
Total operating expenses	93,086	79,151	277,501	236,866

Operating income	38,301	35,795	126,074	113,480
Other income/(expense), net	4,296	1,562	14,904	5,848
Income before income taxes	42,597	37,357	140,978	119,328
Income tax provision	7,389	11,766	21,254	36,356

Net income	$35,208	$25,591	$119,724	$82,972

Earnings per share:
Basic	$0.36	$0.27	$1.23	$0.86
Diluted	$0.35	$0.26	$1.18	$0.85
Weighted average shares outstanding:
Basic	98,328	96,318	97,671	96,160
Diluted	101,804	97,849	101,275	97,607

GLOBUS MEDICAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)	September 30, 2018	December 31, 2017

ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$145,295	$118,817
Short-term marketable securities	227,466	254,890
Accounts receivable, net of allowances of $3,655 and $3,963, respectively	118,847	116,676
Inventories	124,372	108,409
Prepaid expenses and other current assets	13,951	11,166
Current portion of note receivable	3,333	1,667
Income taxes receivable	13,137	8,717
Total current assets	646,401	620,342
Property and equipment, net of accumulated depreciation of $210,120 and $191,760, respectively	161,768	143,167
Long-term marketable securities	168,850	56,133
Note receivable	25,833	28,333
Intangible assets, net	89,522	78,659
Goodwill	124,015	123,890
Other assets	6,726	7,947
Deferred income taxes	15,391	20,031
Total assets	$1,238,506	$1,078,502

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$23,061	$25,039
Accrued expenses	47,764	52,594
Income taxes payable	2,322	3,274
Business acquisition liabilities	6,693	11,411
Deferred revenue	1,878	755
Total current liabilities	81,718	93,073
Business acquisition liabilities, net of current portion	3,378	4,508
Deferred income taxes	9,623	10,669
Other liabilities	2,670	2,474
Total liabilities	97,389	110,724
Commitments and contingencies
Equity:
Common stock; $0.001 par value. Authorized 785,000 shares; issued and outstanding 98,450 and 96,658 shares at September 30, 2018 and December 31, 2017, respectively	99	97
Additional paid-in capital	291,875	238,341
Accumulated other comprehensive loss	(6,828)	(6,907)
Retained earnings	855,971	736,247
Total equity	1,141,117	967,778
Total liabilities and equity	$1,238,506	$1,078,502

GLOBUS MEDICAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Nine Months Ended
(In thousands)	September 30, 2018	September 30, 2017
Cash flows from operating activities:
Net income	$119,724	$82,972
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	29,694	33,773
Amortization of premium on marketable securities	1,808	2,258
Write-down for excess and obsolete inventories	8,326	8,158
Stock-based compensation expense	17,078	10,659
Allowance for doubtful accounts	388	1,135
Change in fair value of business acquisition liabilities	592	1,011
Change in deferred income taxes	1,606	815
(Gain)/loss on disposal of assets, net	(3,694)	—
(Increase)/decrease in:
Accounts receivable	(2,900)	(2,200)
Inventories	(23,042)	(6,956)
Prepaid expenses and other assets	(81)	(974)
Increase/(decrease) in:
Accounts payable	(4,858)	(344)
Accrued expenses and other liabilities	(1,965)	(9,377)
Income taxes payable/receivable	(5,324)	(6,709)
Net cash provided by operating activities	137,352	114,221

Cash flows from investing activities:
Purchases of marketable securities	(382,347)	(227,699)
Maturities of marketable securities	210,066	168,418
Sales of marketable securities	85,234	34,751
Purchases of property and equipment	(42,538)	(37,878)
Proceeds from sale of assets	4,000	—
Acquisition of businesses, net of cash acquired, and purchases of intangible and other assets	(14,825)	(31,501)
Net cash used in investing activities	(140,410)	(93,909)

Cash flows from financing activities:
Payment of business acquisition liabilities	(6,513)	(5,234)
Proceeds from exercise of stock options	36,245	6,943
Net cash (used in)/provided by financing activities	29,732	1,709

Effect of foreign exchange rate on cash	(196)	778

Net increase in cash, cash equivalents, and restricted cash	26,478	22,799
Cash, cash equivalents, and restricted cash, beginning of period	118,817	67,431
Cash, cash equivalents, and restricted cash, end of period	$145,295	$90,230

Supplemental disclosures of cash flow information:
Interest paid	—	34
Income taxes paid	$24,894	$49,008

Supplemental Financial Information

Sales by Geographic Area:

(Unaudited)	Three Months Ended		Nine Months Ended
(In thousands)	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
United States	$139,097	$125,933	$429,823	$381,870
International	30,139	25,811	87,208	78,073
Total sales	$169,236	$151,744	$517,031	$459,943

Sales by Revenue Stream:

(Unaudited)	Three Months Ended		Nine Months Ended
(In thousands)	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Spine products	$162,952	$151,744	$484,149	$459,943
Emerging Technology products	6,284	—	32,882	—
Total sales	$169,236	$151,744	$517,031	$459,943
Liquidity and Capital Resources:

(Unaudited)	September 30, 2018	December 31, 2017
(In thousands)
Cash and cash equivalents	$145,295	$118,817
Short-term marketable securities	227,466	254,890
Long-term marketable securities	168,850	56,133
Total cash, cash equivalents and marketable securities	$541,611	$429,840

The following tables reconcile GAAP to Non-GAAP financial measures.
Non-GAAP Adjusted EBITDA Reconciliation Table:

(Unaudited)	Three Months Ended		Nine Months Ended
(In thousands, except percentages)	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Net income	$35,208	$25,591	$119,724	$82,972
Interest income, net	(3,852)	(1,738)	(9,114)	(4,746)
Provision for income taxes	7,389	11,766	21,254	36,356
Depreciation and amortization	10,461	10,838	29,694	33,773
EBITDA	49,206	46,457	161,558	148,355
Stock-based compensation expense	5,545	3,596	17,078	10,659
Provision for litigation	—	2,537	—	2,780
Acquisition related costs/licensing	2,169	784	3,847	2,838
Net gain from sale of assets	764	—	(3,593)	—
Adjusted EBITDA	$57,684	$53,374	$178,890	$164,632

Net income as a percentage of sales	20.8%	16.9%	23.2%	18.0%
Adjusted EBITDA as a percentage of sales	34.1%	35.2%	34.6%	35.8%

Non-GAAP Net Income Reconciliation Table:

(Unaudited)	Three Months Ended		Nine Months Ended
(In thousands)	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Net income	$35,208	$25,591	$119,724	$82,972
Provision for litigation	—	2,537	—	2,780
Amortization of intangibles	2,160	2,080	6,525	5,671
Acquisition related costs/licensing	2,169	784	3,847	2,838
Net gain from sale of assets	764	—	(3,593)	—
Tax effect of adjusting items	(884)	(1,677)	(1,248)	(3,443)
Non-GAAP net income	$39,417	$29,315	$125,255	$90,818

Non-GAAP Diluted Earnings Per Share Reconciliation Table:

(Unaudited)	Three Months Ended		Nine Months Ended
(Per share amounts)	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Diluted earnings per share, as reported	$0.35	$0.26	$1.18	$0.85
Provision for litigation	—	0.03	—	0.03
Amortization of intangibles	0.02	0.02	0.06	0.06
Acquisition related costs/licensing	0.02	0.01	0.04	0.03
Net gain from sale of assets	0.01	—	(0.04)	—
Tax effect of adjusting items	(0.01)	(0.02)	(0.01)	(0.04)
Non-GAAP diluted earnings per share	$0.39	$0.30	$1.24	$0.93
* amounts might not add due to rounding
Non-GAAP Free Cash Flow Reconciliation Table:

(Unaudited)	Three Months Ended		Nine Months Ended
(In thousands)	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Net cash provided by operating activities	$51,788	$34,795	$137,352	$114,221
Adjustment for impact of restricted cash	—	—	—	—
Purchases of property and equipment	(15,371)	(12,817)	(42,538)	(37,878)
Non-GAAP free cash flow	$36,417	$21,978	$94,814	$76,343
Non-GAAP Sales on a Constant Currency Basis Comparative Table:

(Unaudited)	Three Months Ended		Reported Growth	Currency Impact on Current Period	Constant Currency Growth
(In thousands, except percentages)	September 30, 2018	September 30, 2017
United States	$139,097	$125,933	10.5%	—	10.5%
International	30,139	25,811	16.8%	$(436)	18.5%
Total sales	$169,236	$151,744	11.5%	$(436)	11.8%

(Unaudited)	Nine Months Ended		Reported Growth	Currency Impact on Current Period	Constant Currency Growth
(In thousands, except percentages)	September 30, 2018	September 30, 2017
United States	$429,823	$381,870	12.6%	—	12.6%
International	87,208	78,073	11.7%	$2,061	9.1%
Total sales	$517,031	$459,943	12.4%	$2,061	12.0%

Contact:
Brian Kearns
Vice President, Business Development and Investor Relations
Phone: (610) 930-1800
Email:     investors@globusmedical.com
www.globusmedical.com